Exhibit 99.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

GPL HOLDINGS, INC.

The undersigned, Sylvester L. Crawford, as Director of GPL Holdings, Inc. hereby certifies that:

1. He is the Director of GPL Holdings, Inc., a Nevada Corporation.

2. The Articles of Incorporation of this corporation was originally filed with the Secretary of State of Nevada on July 30, 2021.

3. The Amended and Restated Articles of Incorporation of the corporation which restates, integrates and further amends the provisions of the Articles of Incorporation of this corporation as heretofore amended and/or restated, has been duly adopted by the corporation’s Board of Directors in accordance with NRS 78.380, 78.403, NRS 78.315 with the approval of the corporation’s directors having been given written consent without a meeting in accordance with Nevada Revised Statutes, (“NRS”).

4. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

NAME

The name of the Corporation shall be GPL Holdings, Inc.

ARTICLE II

PERIOD OF DURATION

The Corporation shall exist in perpetuity from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

ARTICLE III

PURPOSES AND POWERS

1 Purposes Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada Business Corporation Act.

2 General Powers Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada Business Corporation Act.

3. Issuance of Shares The board of directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Nevada.

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares which this Corporation shall have authority to issue is: Five Hundred Million (500,000,000) shares of $0.001 par value each, which Four Hundred Eighty Million (480,000,000) shares shall be designated "Common Stock"; and Twenty Million (20,000,000) shares of $0.001 par value each, which shares shall be designated "Preferred Stock".

Preferred Stock. The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations, or restrictions as the Board of Directors of the Corporation may determine, from time to time. The authority of the Board of Directors with respect to each class or series shall include all designation rights conferred by Nevada Laws upon directors, including, but not limited to, determination of the following:

(a)	The number of shares constituting of that class or series and the distinctive designation of that class or series;

(b)	The dividend rate on the share of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priorities, if any, of payment of dividends on shares of that class or series;

(c)	Whether the shares of that class or series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of conversion rate(s) in relation to such events as the Board of Directors shall determine;

(d) Whether the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which amount they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(e) Whether there shall be a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

(f) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series; and

(g) Any other relative rights, preferences and limitations of that class or series now or hereafter permitted by law.

Designation of Preferred Series Z Stock. One Million (1,000,000) shares of the Company’s preferred stock shall be designated as Series Z Preferred Stock, $0.001 par value per share. Initially, there will be no dividends due or payable on the Series Z Preferred Stock. Holders of Series Z Preferred Stock shall have no right to convert those shares into Common Stock or any other class of securities of the Corporation. Each one share of the Series Z Preferred Stock shall have voting rights equal to one million (1,000,000) votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series Z Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Articles of Incorporation or by-laws.

ARTICLE V

VOTING

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or series, or of securities convertible into shares of stock of any class or series, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

ARTICLE VI

TRANSACTIONS WITH INTERESTED DIRECTORS OR OFFICERS

No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, shall be either void or voidable solely because of such relationship or interest or solely because such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose, if;

(a) The fact of such relationship or interest is disclosed or known to the board of directors or committee and noted in the minutes and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors, or

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction in good faith by a majority vote or written consent. The votes of the common or interest directors or officers must be counted in any such vote of stockholders, or

(c) The fact of such relationship or interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action, or

(d) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized or approved

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterred directors may authorize, approve or ratify the contract or transaction.

ARTICLE VII

INDEMNIFICATION

The Corporation is authorized to provide indemnification of its directors, officers, employees and agents whether by bylaw agreement, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification expressly permitted by Section 78.751 of the Nevada Business Corporation Act for breach of duty to the Corporation and its shareholders subject only to the applicable limits upon such indemnification as set forth in the Nevada Business Corporation Act. Any repeal or modification of this Articles VII or Article XI shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE VIII

ADOPTION AND AMENDMENT OF BYLAWS

The initial Bylaws or the Corporation shall be adopted by its board of directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

ARTICLE IX

RESIDENT AGENT

The name of the Corporation's resident agent and the street address is Registered Agents Inc., 401 Ryland Street, Suite 200-A, Reno, NV 89502.

The resident agent may be changed in the manner permitted by law.

ARTICLE X

BOARD OF DIRECTORS

The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation, and the number of directors of the Corporation may be changed from time to time by consent of the Corporation's directors. The board of directors of the Corporation shall consist of one (1) director. The name and address of the person(s) who shall serve as director(s) until the next annual meeting of shareholders and until his successor(s) are elected and shall qualify is:

Sylvester L. Crawford

433 Estudillo Avenue, Suite 206

San Leandro, CA 94577

ARTICLE XI

LIMITATION OF LIABILITY OF DIRECTORS AND

OFFICERS TO CORPORATION AND SHAREHOLDERS

No director or officer shall be liable to the Corporation or any shareholder for damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (a) shall be liable under Section 78.300 of the Nevada Business Corporation Act or any amendment thereto or successor provision thereto or (b) shall have acted or faded to act in a manner involving intentional misconduct fraud or a knowing violation of law. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provisions. This Article shall apply to the full extent now permitted by Nevada law or as may be permitted in the future by changes or enactments in Nevada law, including without limitation Section 78.300 and/or the Nevada Business Corporation Act.

 IN WITNESS WHEREOF, the foregoing Amended and Restated Articles of Incorporation has been duly adopted and ratified by this corporation’s Board of Directors in accordance with the applicable provisions of NRS 78.380, 78.403, NRS 78.315 and signed by its duly authorized officer this 11th day of May, 2022.

GPL HOLDINGS, INC.

By: /s/ Sylvester L. Crawford

Name: Sylvester L. Crawford

Title: President and Chief Executive Officer